Exhibit 10.2

CH ENERGY GROUP, INC.
LONG-TERM EQUITY INCENTIVE PLAN

RESTRICTED SHARES AGREEMENT

Summary of Restricted Share Grant

CH Energy Group, Inc., a New York corporation (the "Company"), grants to the Grantee named below, in accordance with the terms of the CH Energy Group, Inc. Long-Term Equity Incentive Plan (the "Plan") and this Restricted Shares Agreement (the "Agreement"), the following number of Restricted Shares, on the Date of Grant set forth below:

Name of Grantee:	______________

Number of Restricted Shares:	______________

Date of Grant:	February ____, 2010

Vesting Date:	Third anniversary of the Date of Grant

Terms of Agreement

1.             Grant of Restricted Shares. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Plan, the Company hereby grants to the Grantee, as of the Date of Grant, the total number of Restricted Shares (the "Restricted Shares") set forth above.  The Restricted Shares shall be fully paid and nonassessable.

2.             Vesting of Restricted Shares.

(a)            The Restricted Shares shall vest and become nonforfeitable if the Grantee shall have remained in the continuous employ of the Company or a Subsidiary through the Vesting Date. For purposes of this Agreement, the continuous employment of the Grantee with the Company and its Subsidiaries shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Company and its Subsidiaries, by reason of the transfer of her employment among the Company and its Subsidiaries or a leave of absence approved by the Committee.

(b)            Notwithstanding the provisions of Section 2(a), the Restricted Shares covered by this Agreement that have not yet vested under Section 2(a) shall immediately become vested and nonforfeitable if, prior to the Vesting Date (i) the Grantee dies or becomes disabled (as defined by reference to the Company's long-term disability plan covering the Grantee) while in the employ of the Company or a Subsidiary, or (ii) a Change in Control occurs while the Grantee is in the employ of the Company or a Subsidiary.

(c)            Notwithstanding anything contained in this Agreement to the contrary, the Committee may, in its sole discretion, accelerate the time at which the Restricted Shares become vested and nonforfeitable on such terms and conditions as it deems appropriate.

3.             Forfeiture of Shares. The Restricted Shares that have not yet vested pursuant to Section 2 (including without limitation any dividends for which the record date occurs on or after the date of forfeiture) shall be forfeited automatically without further action or notice if the Grantee ceases to be employed by the Company and its Subsidiaries other than as provided in Section 2(b)(i).  In the event of a forfeiture of the Restricted Shares, the stock book entry account representing the Restricted Shares covered by this Agreement shall be cancelled and all Restricted Shares shall be returned to the Company.

4.             Transferability.  The Restricted Shares may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Grantee, except to the Company, until the Restricted Shares have become vested as provided in Section 2.  Any purported transfer or encumbrance in violation of the provisions of this Section 4 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Restricted Shares.  The Committee, in its sole discretion, when and as is permitted by the Plan, may waive the restrictions on transferability with respect to all or a portion of the Restricted Shares, provided that any permitted transferee (other than the Company) shall remain subject to all the terms and conditions applicable to the Restricted Shares prior to such transfer.

5.             Dividend, Voting and Other Rights.  Except as otherwise provided herein, from and after the Date of Grant, the Grantee shall have all of the rights of a shareholder with respect to the Restricted Shares, including the right to vote the Restricted Shares and receive any cash dividends that may be paid thereon (which such cash dividends shall be paid to the Grantee at the same time they are paid to the holders of Common Shares); provided, however, that any additional Common Shares or other securities that the Grantee may become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company shall be considered Restricted Shares and shall be subject to the same restrictions as the Restricted Shares covered by this Agreement.

6.             Custody of Restricted Shares; Stock Power.  Until the Restricted Shares have become vested and nonforfeitable as provided in Section 2, the Restricted Shares shall be issued in book-entry only form and shall not be represented by a certificate.  The restrictions set forth in this Agreement shall be reflected on the stock transfer records maintained by or on behalf of the Company.  The Grantee agrees that, in order to ensure compliance with the restrictions imposed on the Restricted Shares under this Agreement, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any.  By execution of this Agreement and effective until the Restricted Shares have become vested and nonforfeitable as provided in Section 2, the Grantee hereby irrevocably constitutes and appoints each of the Chief Executive Officer and the General Counsel of the Company as attorney-in-fact to transfer the Restricted Shares on the stock transfer records of the Company with full power of substitution.   The Grantee agrees to take any and all other actions (including without limitation executing, delivering, performing and filing such other agreements, instruments and documents) as the Company may deem necessary or appropriate to carry out and give effect to the provisions of this Agreement.

7.             No Employment Contract.  Nothing contained in this Agreement shall confer upon the Grantee any right with respect to continuance of employment the Company and its Subsidiaries, nor limit or affect in any manner the right of the Company and its Subsidiaries to terminate the employment or adjust the compensation of the Grantee.

8.             Relation to Other Benefits.  Any economic or other benefit to the Grantee under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or its Subsidiaries and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or its Subsidiaries.

9.             Taxes and Withholding.  If the Company or any Subsidiary is required to withhold any federal, state, local or other taxes in connection with the vesting of the Restricted Shares, then the Grantee shall satisfy such withholding obligation by surrendering to the Company a portion of the Common Shares that become vested by the Grantee hereunder, and the Common Shares so surrendered by the Grantee shall be credited against any such withholding obligation at the Market Value per Share of such Common Shares on the date of such surrender.  As a condition to receiving this award, the Grantee acknowledges and agrees that she shall not file an election under Section 83(b) of the Code with respect to all or any portion of the Restricted Shares.

10.           Compliance with Law.  The Company shall make reasonable efforts to comply with all applicable federal and state securities laws and listing requirements of the New York Stock Exchange or any national securities exchange with respect to the Restricted Shares; provided, however, notwithstanding any other provision of this Agreement, the Restricted Shares shall not be delivered or become vested if the delivery or vesting thereof would result in a violation of any such law or listing requirement.

11.           Amendments.  Subject to the terms of the Plan, the Committee may modify this Agreement upon written notice to the Grantee.  Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto.  Notwithstanding the foregoing, no amendment of the Plan or this Agreement shall adversely affect the rights of the Grantee under this Agreement without the Grantee's consent.

12.           Severability.  In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

13.           Relation to Plan.  This Agreement is subject to the terms and conditions of the Plan.  This Agreement and the Plan contain the entire agreement and understanding of the parties with respect to the subject matter contained in this Agreement, and supersede all prior written or oral communications, representations and negotiations in respect thereto.  In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.  The Compensation Committee of the Board acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant of the Restricted Shares.

14.           Successors and Assigns.  Without limiting Section 4, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

15.           Governing Law.  The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

16.           Use of Grantee’s Information.  Information about the Grantee and the Grantee’s participation in the Plan may be collected, recorded and held, used and disclosed for any purpose related to the administration of the Plan.  The Grantee understands that such processing of this information may need to be carried out by the Company and its Subsidiaries and by third party administrators whether such persons are located within the Grantee’s country or elsewhere, including the United States of America.  The Grantee consents to the processing of information relating to the Grantee and the Grantee’s participation in the Plan in any one or more of the ways referred to above.

17.           Electronic Delivery.  The Grantee hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered under the Plan. The Grantee understands that, unless earlier revoked by the Grantee by giving written notice to the Secretary of the Company, this consent shall be effective for the duration of the Agreement.  The Grantee also understands that she shall have the right at any time to request that the Company deliver written copies of any and all materials referred to above at no charge.

(Signatures are on the following page)

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Grantee has also executed this Agreement, as of the Date of Grant.

CH ENERGY GROUP, INC.

By:
Name:	Steven V. Lant
Title:	Chairman of the Board, President and Chief Executive Officer

The undersigned hereby acknowledges receipt of a copy of the Plan, Plan Summary and Prospectus, and the Company's most recent Annual Report and Proxy Statement (the "Prospectus Information"). The Grantee represents that she is familiar with the terms and provisions of the Prospectus Information and hereby accepts the award of Restricted Shares on the terms and conditions set forth herein and in the Plan.

[Name]

Date: